Exhibit 99.1

Company Contact:	Investor Relations Contact:
Ms. Wenbin Zhu, Chief Financial Officer	CCG Investor Relations
China SHESAYS Medical Cosmetology Inc.
Tel: +86-135-1816-1269	Crocker Coulson, President
E-mail: zwb10305@126.com	Tel: +1-646-213-1915
Web Site: http://www.xichan.cn	E-mail: crocker.coulson@ccgir.com

Linda Salo, Senior Financial Writer
Tel: +1-646-922-0894
E-mail: linda.salo@ccgir.com

Web Site: http://www.ccgir.com

China SHESAYS Opens New Clinic in Zigong City

CHENGDU, China, November 4, 2010 – China SHESAYS Medical Cosmetology Inc. (OTC Bulletin Board: CSAY) (“China SHESAYS” or the “Company”), which operates a chain of specialized medical cosmetology hospitals, clinics and skincare centers in Sichuan province, today announced that it recently opened another new outpatient clinic in Zigong city in Sichuan province.

The Zigong clinic, which officially opened on October 28th, is directly operated by the Company’s flagship hospital in Chengdu and adopts the same operating standards as the flagship hospital. The Zigong clinic is approximately 13,900 square feet and primarily provides a range of customized cosmetology services, including medical cosmetology, cosmetic surgery, cosmetic dentistry and cosmetic dermatology. The newly opened clinic adheres to a premium service concept that focuses on minimally invasive surgery to fully integrate daily cosmetic procedures with medical treatment.

The Company has spent approximately $1.2 million on the Zigong clinic and expects to invest an additional $200,000 on equipment for the Zigong clinic in the upcoming year. When operating at its full capacity, the Company expects the Zigong clinic to accomodate up to 10,000 patients a year.

“We are excited about opening another clinic in Sichuan province, following our successful debut in the cities of Leshan and Yibin in August,” said Mr. Yixiang Zhang, Chairman and Chief Executive Officer of China SHESAYS. “The new clinic in Zigong is expected to contribute to our revenue and net income in fiscal 2011. We look forward to the expansion of our presence in this key region in the future.”

About China SHESAYS Medical Cosmetology Inc.

China SHESAYS, founded in 2005, operates a chain of specialized medical cosmetology hospitals, clinics and skincare centers in Sichuan province. The Company has a full range of services including cosmetic surgery, cosmetic dermatology, cosmetic dentistry and cosmetic Traditional Chinese Medicine (“TCM”). Headquartered in Chengdu, China SHESAYS has become one of the fastest growing cosmetology businesses in China and it is one of the most renowned cosmetology hospital chains in Sichuan province. Currently, the Company sees more than 20,000 patients each year. For more information about the Company, contact CCG Investor Relations or visit the Company’s website at www.xichan.cn.

Safe Harbor Statements

This press release contains forward-looking statements made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward looking statements are based upon the current plans, estimates and projections the Company’s management and are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the forward looking statements. Such statements include, but are not limited to, those concerning our market and industry segment growth, penetration and demand; the acceptance of our cosmetic services and products; our ability to attract and retain clients; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China, as well as all assumptions, expectations, hopes, beliefs, predictions, and intentions about future events. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, general economic conditions; geopolitical events and regulatory changes, availability of capital, the Company’s ability to maintain its competitive position as well as other relevant risks, including but not limited to risks outlined in the Company's periodic filings with the U.S. Securities and Exchange Commission. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. China SHESAYS does not assume any obligation to update the forward-looking information contained in this press release.

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